UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2005 (April 26, 2005)

THERAGENICS CORPORATION®
(Exact name of registrant as specified in charter)

Delaware	000-15443	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On April 26, 2005, Theragenics Corporation®, a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement with Patrick J. Ferguson and Cynthia L. Ferguson (the "Sellers"), the owners of all the issued and outstanding stock of C.P. Medical Corporation, an Oregon corporation (“CP Medical”).  CP Medical is also a party to the Stock Purchase Agreement for purposes of agreeing to certain provisions of the Stock Purchase Agreement. A copy of the Stock Purchase Agreement is filed as Exhibit 2.1 to this Report and is incorporated herein by reference.

CP Medical, headquartered in Portland, Oregon, is a manufacturer and supplier of innovative sutures, cardiac pacing cables, brachytherapy needles/spacers, and other related medical products sold in the professional surgical and veterinary fields. For the year ended December 31, 2004, CP Medical had revenues of approximately $9.6 million and net income of approximately $1.7 million before income taxes.

Subject to the terms and conditions of the Stock Purchase Agreement and upon the closing, the Company will purchase all of the issued and outstanding capital stock of CP Medical for $19,032,353 to be paid in cash and approximately 1,885,370 shares of common stock of the Company (valued at approximately $6,250,000 based on the average trading prices over a 20-day period from March 28, 2005 through April 22, 2005). The total closing purchase price of $25,282,353 is subject to adjustment based on the difference between the closing date working capital of CP Medical and CP Medical’s working capital as of December 31, 2004. The Company will fund the cash portion of the purchase price from cash on hand.

The Stock Purchase Agreement contains customary representations and warranties from the Company, the Sellers, and CP Medical.  Each of the Company’s and the Sellers’ obligation to close is conditioned upon:

(a)	No governmental entity having issued any order prohibiting the transaction and the receipt of all requisite approvals and licenses from governmental entities; and

(b)
The execution of an Escrow Agreement in connection with the transaction. Pursuant to the terms of the Escrow Agreement, upon the closing of the Stock Purchase Agreement, $3 million of the $6,250,000 in Company common stock payable to the Sellers shall be placed in escrow for the purpose of compensating the Company in the event the Sellers must indemnify the Company pursuant to the terms of the Stock Purchase Agreement. The Escrow Agreement shall have a term of two years; provided, however, that if there are any asserted claims outstanding after the second anniversary of the Escrow Agreement, the Escrow Agreement shall not expire, but shall continue until such asserted claims are fully resolved. Upon each of the first and second anniversary of the Escrow Agreement, one half (1/2) of the shares of Company common stock held in escrow shall be released, net of the estimated value of asserted claims, if any, at the time of each release.

The Sellers’ obligation to close is further conditioned upon:

(a)
The accuracy of the Company’s representations and warranties in all material respects and the Company’s satisfaction of all of its covenants and agreements required by the Stock Purchase Agreement; and

(b)	The delivery of standard closing documents by the Company.

The Company’s obligation to close is further conditioned upon:

(a)
The accuracy of Sellers’ and CP Medical’s representations and warranties in all material respects and the Sellers’ and CP Medical’s satisfaction of all of their respective covenants and agreements required by the Agreement;

(b)	The delivery of standard closing documents by Sellers and CP Medical;

(c)	No material adverse effect on the assets and properties of CP Medical;

(d)	The receipt of all requisite consents and waivers from third parties having contracts with CP Medical;

(e)	The assignment to CP Medical of certain intellectual property rights by certain employees and consultants of CP Medical;

(f)	The execution of employment agreements by each of Patrick J. Ferguson and certain key employees of CP Medical;

(g)	The execution of non-competition agreements by Patrick J. Ferguson and Cynthia L. Ferguson;

(h)	The execution of certain real estate lease documents;

(i)	The continuation of the transaction of business between CP Medical and certain key customers, suppliers and sales representatives;

(j)	The completion of an internal audit of CP Medical; and

(k)	The termination of CP Medical’s Demand Line of Credit with U.S. Bank.

Pursuant to the terms of the Stock Purchase Agreement, the Company will also enter into a Registration Rights Agreement at closing with the Sellers for the purpose of registering the shares of Company common stock issuable to the Sellers. Pursuant to the terms of the Registration Rights Agreement, the Company will be obligated to file a Registration Statement on Form S-3 with the Securities and Exchange Commission no later than August 15, 2005 registering the resale of the shares issued to the Sellers, and to keep such Registration Statement effective for a period equal to (i) five years from the initial date that the Securities and Exchange Commission declares such Registration Statement effective, or (ii) such shorter period which shall terminate when all of the registrable securities have been sold or are eligible for resale without restriction under Rule 144 of the Securities Act of 1933, as amended.

The foregoing summary is being provided for information purposes only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement. The representations, warranties and covenants made by the parties in the Stock Purchase Agreement may be qualified by information in disclosure schedules or otherwise that the parties exchanged in connection with the execution of the Stock Purchase Agreement, or by materiality standards. Statements made in the Stock Purchase Agreement or any appended agreement could be alleged to be or be determined to be false or may become incorrect or the underlying facts may have changed after the time the statements were initially made. Such statements are for the purpose of confirming certain due diligence matters as between the parties and may represent an allocation of risk as between the parties as part of a negotiated transaction. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or CP Medical.

Item 3.02 Unregistered Sales of Equity Securities.

As noted in Item 1.01 above, upon the closing of the purchase of the issued and outstanding capital stock of CP Medical, the Company will be obligated to deliver to the Sellers, pursuant to the Stock Purchase Agreement, certificates representing approximately 1,885,370 shares of the Company’s common stock, which is an aggregate number of shares of the Company’s common stock determined by dividing $6,250,000 by the arithmetic average of the closing price for a share of the Company’s common stock as quoted on the New York Stock Exchange calculated over a 20-day period from March 28, 2005 through April 22, 2005. The issuance of the Company’s common stock to the Sellers would be made in reliance upon the exemption afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder. Certificates representing such securities will contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act of 1933, as amended.

Item 9.01 Exhibits

2.1
Stock Purchase Agreement, dated as of April 26, 2005 by and among Theragenics Corporation®, Patrick J. Ferguson and Cynthia L. Ferguson (filed herewith) (exhibits and schedules omitted but copies will be furnished supplementally to the Securities and Exchange Commission upon request).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERAGENICS CORPORATION® (Registrant)

Date: April 28, 2005	By:	/s/ M. Christine Jacobs
M. Christine Jacobs Chief Executive Officer

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